EXHIBIT 10.58

                        ADMINISTRATIVE SERVICES AGREEMENT

      This Agreement is made and entered into on this 1st day of January, 2005 by and between GelStat DTLL ("GelStat"), a Minnesota corporation, its affiliates and DTLL, Inc. ("DTLL"), a Minnesota corporation, and its affiliates;

                                WITNESSETH THAT:

      WHEREAS, GelStat currently owns approximately 94% of the issued and outstanding capital stock of DTLL; and

      WHEREAS, GelStat has the capacity to provide certain administrative support and consulting services to DTLL in connection with its business; and

      WHEREAS, DTLL desires to obtain such support services from GelStat and GelStat desires to render such services to DTLL, all subject to the terms and conditions hereinafter set forth; and

      WHEREAS, DTLL and GelStat desire to share and use each other's resources when practical;

      NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, DTLL and GelStat do hereby agree as follows:

      1. Appointment of GelStat. DTLL hereby retains GelStat for the purpose of obtaining the services described herein for the benefit of DTLL and GelStat hereby agrees to provide such services, all subject to the terms and conditions described herein.

      2. Term. The term of the Agreement commenced as of January 1, 2005 and shall continue until terminated as herein provided.

      3. Services Provided by GelStat. During the entire term of this Agreement, GelStat shall provide to DTLL the following services in such amounts and in such manner as shall be reasonably required to permit DTLL to conduct its business:

            a. Office Facilities. GelStat agrees to provide DTLL with the following office facilities:

                  i. Reasonable use of GelStat's office facility as designated by GelStat. GelStat shall have the right to adopt, modify or rescind reasonable rules governing the use of the office facility. GelStat shall have the right, upon reasonable 90-day advance notice to DTLL, to relocate DTLL.

                  ii. Telephone lines and telephone switchboard service in
            common with GelStat.

                  iii. Use of GelStat's office equipment and miscellaneous
            general office supplies.

                  iv. Secretarial assistance.

            b. Accounting and Bookkeeping. On-going ledger maintenance and preparation of required monthly and other periodic reports.

            c. Preparation and Filing of SEC Reports. Preparation and filing of required periodic reports with the Securities and Exchange Commission


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            d. Personnel. Access to professional and administrative staff appropriate for the tasks described in b. and c., above.

            e. Third party services. Facilities and services of persons other than GelStat used by or for the benefit of DTLL will be billed to and paid directly by DTLL.

            f. Service fee. GelStat will provide the services and personnel for a monthly fee of $25,000, subject to review by DTLL on request, but not more often than twice in any 12-month period. That determination may be reviewed by a representative of DTLL on request but not more than twice in any 12-month period. GelStat invoices will be due and payable upon receipt.

            f. Disclaimer. DTLL acknowledges and agrees that DTLL is solely responsible for managing its business and obtaining all services necessary to operate its business in an efficient and compliant manner. DTLL further acknowledges that DTLL shall be solely responsible for the payment of all of the costs and expenses of obtaining all goods and services (except for those to be provided by GelStat under this Agreement) which DTLL desires in connection with the operation of its business, including, but not limited to, all compensation payments to DTLL's employees, all advertising, promotion and entertainment expenses with respect to its business, all accounts payable to insurance companies and other trade creditors of DTLL and every other item of cost or expense paid or insured by DTLL in connection with the business. DTLL also acknowledges that GelStat shall not be liable for any obligations or liabilities of DTLL owed to third parties of any kind or nature.

      4. Termination. This Agreement shall terminate and the obligations and liabilities of both parties hereunder shall become null and void, except for any liabilities or claims which shall have accrued or arisen prior to the effective date of termination, as provided herein.

            a. Automatic Termination. This Agreement shall automatically terminate if:

                  i. Any proceedings in bankruptcy, insolvency or reorganization shall be instituted by or against either party pursuant to any federal or state law now or hereinafter enacted, or any receiver or trustee shall be appointed for all or any portion of the business or property of either party, and such proceedings shall not be dismissed within sixty (60) days from the date of filing.

            b. Termination of Agreement. Either party may terminate this Agreement by giving ninety (90) days' advance written notice of termination to the other party.

            c. Indemnification. DTLL and GelStat agree to indemnify and hold each other harmless from and against any and all claims, actions, demands, expenses and judgments including, but not limited to, reasonable attorneys' fees and costs, suffered or incurred by, and arising out of or resulting from the acts and omissions of their respective agents and employees, but only if such act or omission is attributable to gross negligence. Each party shall promptly, but no more than ten (10) days following receipt of notice of any claim or, in the case of a legal proceeding, no more than five (5) days following actual notice to such party of such proceeding, give notice to the other party of any loss, liability, claim, damage or expense which by the terms of this paragraph is the other party's obligation to indemnify against, and such indemnifying party shall have the right to contest and defend any action brought against the party to be indemnified, and shall have the right to contest and defend any such action in the name of the other at its own expense. If the indemnifying party fails to notify the other party of its assumption of the defense of any such action within ten (10) days of the giving of such notice by the party to be indemnified, then the party to be indemnified shall have the right to take any such action as it deems appropriate to defend, contest, settle or compromise any such action or assessment and claim indemnification as provided herein. The failure of the party to be indemnified to notify the other of any claim for which it is entitled to indemnify hereunder shall not impair, limit or affect the indemnification provided herein so long as the ability of the indemnifying party to contest, defend or dispute such claim has not been materially or adversely affected.


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      5. Supervision of Employees. DTLL and GelStat acknowledge and agree that each shall be solely responsible for hiring, promoting, discharging, disciplining and supervising their respective employees and that DTLL shall not have the right to direct or supervise any of GelStat's employees except as provided in this Agreement or without the prior written consent of GelStat.

      6. Miscellaneous.

            a. Each party agrees to comply with all applicable laws, rules and regulations.

            b. Any notice required or permitted hereunder shall be in writing and shall be deemed given when personally delivered to their respective chief executive officers or, in their absence, to any other officer of either party. In the event that personal service cannot be obtained upon an officer of a party, then notice to either party shall be sent by certified mail, return receipt requested, as follows:

                  To GelStat:           GelStat Corporation
                                        1650 West 82nd Street
                                        Suite 1200
                                        Bloomington, MN  55431
                                        Attn:  Richard Ringold

                  To DTLL:              DTLL, Inc
                                        1650 West 82nd Street, Suite 1010
                                        Bloomington, MN 55431
                                        Attn: Stephen C. Roberts

            Either party may change the addresses to which written notices shall be sent by mail by giving proper notice of such change to the other party. Any notice given by mail as aforesaid shall be deemed give to the addressee two (2) business days following the date of mailing regardless of the date the same is actually received by the addressee.

            c. This Agreement may only be amended by written instrument executed by DTLL and GelStat.

            d. The law of the State of Minnesota shall exclusively apply to the construction and interpretation of the Agreement. Each individual who has executed this Agreement of behalf of a corporation represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of such corporation and that this Agreement is a valid and binding obligation of such corporation in accordance with its terms.

            e. If any portion of this Agreement, or portion thereof, or the application thereof to any person or circumstance shall, to any extent, be held by a court of competent jurisdiction to be invalid or enforceable, the remainder of this Agreement shall not be affected there by and each provision of the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            f. This Agreement and the terms, conditions and covenants herein contained shall inure to the benefit of and be binding upon the respective parties hereto and their respective successors and assigns.

            g. Any default by DTLL (under any other Agreement that DTLL has with GelStat) shall also be considered a default under this Agreement.

            h. This Agreement supersedes and replaces any prior Agreements between the parties hereto regarding the subject matter of this Agreement.


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      IN WITNESS OF, the undersigned have executed this Agreement as of the day and year first above written.

                                        GELSTAT CORPORATION

                                        By  /s/ Richard W. Ringold
                                            --------------------------
                                            Richard W. Ringold, Vice President

                                        DTLL, INC.

                                        By  /s/ Stephen C. Roberts
                                            --------------------------
                                            Stephen C. Roberts, M.D.,
                                            Chief Executive Officer